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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

     Burnham Pacific Properties, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-58347 and 333-86419 on Form S-8 and 33-56555, 333-31591 and 333-69957 on Form S-3 of Burnham Pacific Properties, Inc. of our report dated June 21, 2001 appearing in this Annual Report on Form 11-K of Burnham Pacific Operating Partnership, L.P. 401(k) Retirement Savings Plan for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

June 26, 2001
San Diego, California

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Exhibit 23.1